UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7278

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETON	NASDAQ Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 11, 2022 the Board of Directors (the “Board”) of Eton Pharmaceuticals, Inc. (the “Company”) appointed James Gruber to serve as the Company’s Chief Financial Officer, Corporate Secretary and Treasurer. Mr. Gruber, age 50, previously served as Vice President and U.S. Controller for Horizon Therapeutics, a biotech company focused on delivering medicines for rare, autoimmune and severe inflammatory diseases, since 2015. Prior to joining Horizon Therapeutics, Mr. Gruber held various roles at Abbott Laboratories across pharmaceutical and medical device business units for 14 years.

Mr. Gruber succeeds Wilson Troutman, who retired as Chief Financial Officer, Corporate Secretary and Treasurer of the Company effective April 11, 2022 as well. Mr. Troutman will stay on with the Company through May 31, 2022 to assist with the transition and has agreed to be available, as needed, for part-time consulting services thereafter.

The selection of Mr. Gruber as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Gruber and any director or executive officer of the Company, and there are no transactions between Mr. Gruber and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Gruber’s compensation package includes an annual base salary of $350,000 and an annual discretionary incentive bonus at a total annual target amount of 40% of base salary, based on the achievement of corporate and/or individual performance targets to be determined and approved by the Board of Directors. As an inducement to him, Mr. Gruber will be granted a one-time option under the Company’s equity incentive plan to purchase 100,000 shares of common stock of the Company, vesting in quarters over a period of four years. Mr. Gruber will also be eligible to participate in the benefit plans provided to the Company’s executive officers generally, as well as other benefits that are commonly found in executive employment agreements.

Item 7.01 Regulation FD Disclosure.

On April 11, 2022, the Company issued a press release announcing the appointment of Mr. Gruber, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 11, 2022, issued by the Company.
104	Cover Page Interactive Data (the cover page XBRL tags are embedded in the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2022	By:	/s/ Sean E. Brynjelsen
President and Chief Executive Officer